2
Prospectus Supplement                             Filed pursuant to
Rule 424(b)(3)
December 8, 1998                           SEC File Number 333-35429
(TO PROSPECTUS DATED DECEMBER 1, 1997)




The Prospectus dated December 1, 1997 (the "Prospectus") relating to the resale from time to time by the holders (the "Selling Securityholders") of up to $57,500,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2004 (the "Notes") of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), and the resale of shares of common stock, par value $.02 per share (the "Common Stock") of the Company issuable upon conversion thereof (the "Conversion Shares") is hereby amended to increase the principal amount of Notes owned by the Selling Securityholder listed below to be as follows:


                              Principal Amount           Percent of Total
Selling Securityholder          of Notes Owned          Outstanding Notes

Deutsche Bank A.G. London               $180,000          *

_______________________
* Percentage is based on original amount outstanding; percentage of present amount outstanding is less than one percent.